EXHIBIT 10.3
FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
This Fourth Amended and Restated Shareholders Agreement (this “Agreement”) is dated as of this 16th day of July, 2010 and made by and among:
(1)	SB ASIA INVESTMENT FUND II L.P., a fund incorporated under the laws of the Cayman Islands with its registered offices at Maples and Calder Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“SAIF”);

(2)	TRAVOGUE ELECTRONIC TRAVEL PRIVATE LIMITED, a company incorporated under the Indian Companies Act, 1956, as amended, and having its registered office C 210, Second Floor, Sarvodaya Enclave, New Delhi, 110 017, India (“Travogue”);

(3)	MR. DEEP KALRA, a citizen and resident of the Republic of India residing at J-6/11A, DLF Phase II, Gurgaon, Haryana, India, MR. KEYUR JOSHI, a citizen and resident of the Republic of India residing at E-10A, II Floor, Kailash Colony, New Delhi - 110 048, India and MR. SACHIN BHATIA, a citizen and resident of the Republic of India residing at Q-107, II Floor, Southcity I - Gurgaon, Haryana, India (collectively, the “Founders”);

(4)	HELION VENTURE PARTNERS LLC a company established under the laws of Mauritius, having its principal office at International Management (Mauritius) Ltd Les Cascades Building Edith Cavell Street Port Louis, Mauritius (“Helion”);

(5)	SIERRA VENTURES VIII-A, L.P., a Californian Limited partnership, SIERRA VENTURES VIII-B, L.P., a Californian Limited partnership and SIERRA VENTURES ASSOCIATES VIII, LLC, a Californian limited liability company, each with its registered office at 2884 Sand Hill Road Suite 100, Menlo Park, California 94025, USA (collectively, “Sierra”);

(6)	TIGER GLOBAL PRIVATE INVESTMENT PARTNERS IV, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“PIP IV”), and TIGER GLOBAL PRIVATE INVESTMENT PARTNERS V, L.P., an exempted limited partnership formed under the laws of the Cayman Islands, each with its principal office at 101 Park Avenue, 48th Floor, New York, NY 10178, USA (“PIP V” and together with PIP IV, “Tiger Fund”);

(7)	LEE FIXEL, a resident of the United States of America with an address c/o Tiger Global Management, L.L.C., 101 Park Avenue, 48th Floor, New York, NY 10178, USA (“Fixel”);

(8)	FEROZ DEWAN, a resident of the United States of America with an address c/o Tiger Global Management, L.L.C., 101 Park Avenue, 48th Floor, New York, NY 10178, USA (“Dewan”);

(9)	SCOTT SHLEIFER, a resident of the United States of America with an address of c/o Tiger Global Management, L.L.C., 101 Park Avenue, 48th Floor, New York, NY 10178, USA (“Shleifer” and together with PIP IV, PIP V, Fixel and Dewan, “Tiger”); and

(10)	MAKEMYTRIP LIMITED (previously known as International Web Travel Private Limited), a company incorporated in Mauritius, with company number 24478/5832 and having its registered office at Rogers House, 5 President John Kennedy Street, Port Louis, Republic of Mauritius (the “Company”).
Recitals
          A. The Parties (as defined below) hereto are party to and have executed a Third Amended and Restated Shareholders Agreement dated May 20, 2008 (the “Previous Shareholders Agreement”).
          B. The Company proposes to undertake an initial public offering (the “IPO”) of its ordinary shares in the United States and in this connection, has submitted a listing application to the NASDAQ Global Market for a listing of its ordinary shares on the NASDAQ Global Market. In connection with the IPO, the Parties have agreed to terminate the Previous Shareholders Agreement and to accept the terms of this Agreement, with effect from the date of completion of the IPO (the “Effective Date”).
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Previous Shareholders Agreement shall be superseded and replaced in its entirety by this Agreement, and the Parties to this Agreement hereby agree as follows:
AGREEMENT
SECTION I
DEFINITIONS
     1.1 Definitions. In this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
     “Applicable Law” means any statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment or decree applicable to any of the Parties or to any of their respective properties, assets, officers, directors or employees, as the case may be from time to time;
     “Commission” means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto;
     “Competitor” means any entity specified in the Schedule to this Agreement which is in the business of providing Travel Services, or any Person who holds more than 10% of the fully diluted share capital of any of the entities specified in the Schedule to this Agreement, or any Person who acquires any entity specified in the Schedule to this Agreement (as long as the erstwhile competitor constitutes more than 50% of the total gross revenues from the provision of Travel Services of the consolidated entity);
     “Dispute” has the meaning given to such term in Section 4.1(a);

     “Equity Shares” shall mean the ordinary shares of the Company of a par value of USD0.01 each for the time being;
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
     “Parties” means, collectively, SAIF, Travogue, each of the Founders, Helion, Sierra, PIP IV, PIP V, Fixel, Shleifer, Dewan and the Company and their successors and assigns, and any other Person that becomes a party to this Agreement in accordance with the terms hereof, and “Party” means any one of such Persons individually;
     “Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate or other similar entity, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;
     “Registrable Shares” means:
     (i) any Equity Shares held by any of the Shareholders or the employees/management of the Company or its Subsidiaries; and
     (ii) any other ordinary shares of the Company issued in respect of the Equity Shares described in clause (i) above pursuant to stock splits, stock dividends, reclassifications, recapitalizations, or similar events;
     provided, however, that Equity Shares that are Registrable Shares shall cease to be Registrable Shares:
     (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act,
     (b) with respect to a Shareholder, when such Shareholder is eligible to sell, transfer or otherwise convey all of such Shareholder’s Registrable Shares without restriction pursuant to Applicable Law, or
     (c) upon any sale in any manner to a person or entity which is not entitled to the rights provided by this Agreement;
     “Registration Expenses” has the meaning given to such term in Section 3.4;
     “Registration Statement” means a registration statement of the Company, concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including a prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein;
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

     “Shareholders” means SAIF, Travogue, the Founders, Helion, Sierra, PIP IV, PIP V, Fixel, Shleifer, Dewan, and such other Persons as may become parties to this Agreement in accordance with the terms hereof and holding a legal or beneficial interest in the Equity Shares, together with their successors and assigns, collectively, and “Shareholder” means any one of such Persons individually;
     “Subsidiaries” shall mean MakeMyTrip (India) Private Limited and MakeMyTrip.com Inc.;
     “Travel Services” shall mean travel related services of selling and/or promotion of air tickets, hotel reservations, and packaged tours;
     “UNCITRAL Rules” has the meaning given to such term in Section 4.1(b); and
     “USD” or “United States Dollars” shall mean the lawful currency of the United States of America.
     1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof in any manner whatsoever.
     1.3 Interpretation; Number and Gender. The definitions in Section 1.1 shall apply equally to both the singular and plural form of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter form. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, (a) all references to Sections, paragraphs and clauses are to Sections, paragraphs and clauses in this Agreement; and (b) the terms “herein”, “hereof”, “hereto”, ‘hereunder” and words of similar import refer to this Agreement as a whole. All references in this Agreement to statutory provisions shall be construed as meaning and including references to: (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force; and (b) all statutory instruments or orders made pursuant to a statutory provision.
SECTION II
EFFECTIVE DATE
     This Agreement shall only come into force and effect from the Effective Date. In the event that the Effective Date does not occur by December 31, 2010, this Agreement shall be terminated.
SECTION III
REGISTRATION RIGHTS
     3.1 Demand Registration Rights.
          (a) Subject to the terms of this Agreement, at any time or from time to time after the date falling 180 days after the consummation of the IPO, one or more of the Shareholders may request, in writing, that the Company effect a registration under the

Securities Act of all or any part of the Registrable Shares owned by the Shareholders, on such forms and in the manner considered appropriate by the Shareholders (provided that the Registrable Shares to be so registered have a proposed aggregate offering price net of underwriting commissions, if any, of at least US$5,000,000 in the aggregate). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders holding Registrable Shares. Such other Shareholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such number of their Registrable Shares as such Shareholders may request in such notice of election, subject to the approval of the underwriter(s) managing the offering (if any). Notwithstanding any other provision of this Section 3.1, if such underwriter(s) advises the Company that marketing factors require a limitation of the number of Equity Shares to be included in such offering, then the Company shall advise all holders of Registrable Shares which would otherwise have been included in such registration that the number of Registrable Shares that may be included in such registration shall be allocated to the holders of such Registrable Shares on a pro rata basis based upon their total ownership of Registrable Shares. If any holder would thus be entitled to include more Equity Shares than such holder requested to be registered, the excess shall be allocated among the other requesting holders on a pro rata basis based upon the number of Registrable Shares requested by each such holder to be included in the registration. Any Registrable Shares excluded or withdrawn from such registration shall be withdrawn from the registration. Subject to the foregoing, the Company shall, as expeditiously as possible, use all commercially reasonable efforts to effect the registration of all Registrable Shares that the Company has been requested to register. Such registration shall be done on such forms and in such manner as is considered appropriate by those holding a majority of the Registrable Shares to be registered in such registration.
          (b) At any time after the Company becomes eligible to file a Registration Statement on Form F-3 (or any similar or successor form for which the Company then qualifies relating to secondary offerings), one or more of the Shareholders will have the right to require the Company to effect the registration on Form F-3 (or any similar or successor form for which the Company then qualifies) of all or any portion of the Registrable Shares held by the Shareholders. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Shareholders holding Registrable Shares. Such other Shareholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such number of their Registrable Shares as such Shareholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use all commercially reasonable efforts to effect the registration on Form F-3 (or any similar or successor form for which the Company then qualifies) of all Registrable Shares that the Company has been requested to register (provided that the Company shall not be required to effect any registration of Registrable Shares unless such Registrable Shares have a proposed aggregate offering price net of underwriting commissions (if any) of at least US$5,000,000 in the aggregate).
          (c) The Company shall not be required to effect:
               (i) more than two registrations in any twelve month period pursuant to sub-section (a) above; and
               (ii) more than two registrations in any twelve month period pursuant to sub-section (b) above,

provided, however, that, in each case, no Shareholder may make more than one request in any six month period.
          (d) The Company shall not be obligated to register any Registrable Shares pursuant to this Section 3.1:
        (i) if, within ten (10) days of the receipt of any request from any Shareholder to register Registrable Shares under this Section 3.1, the Company gives notice to the Shareholders requesting registration of its bona fide intention to effect the filing for its own account of a Registration Statement of Equity Shares within sixty (60) days of the receipt of such request; provided that the Company is actively employing in good faith its reasonable best efforts to cause such Registration Statement to become effective within sixty (60) days of its initial filing and, provided further that the Shareholders shall be entitled to join such registration upon the terms and subject to the conditions of this Agreement; or
        (ii) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of, any Registration Statement pertaining to Equity Shares; provided that the Shareholders shall be entitled to join such registration upon the terms and subject to the conditions of this Agreement; or
        (iii) if, after receiving a request for registration from any Shareholder pursuant to Section 3.1 hereof, the Company furnishes to the Shareholders a notice signed by the chief executive officer of the Company stating that, in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company or its members for the requested Registration Statement to be filed in the near future, then the Company shall have the right to defer such requested registration for such period during which such registration would be considered by the Company to be materially detrimental; provided that such deferral by the Company shall not exceed 180 days from the receipt of any such request duly submitted by Shareholders under Section 3.1 to register Registrable Shares and, provided further, that the Company may not register any of its other securities during such 180-day period. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise this right to defer a requested registration more than once in any 12-month period.
     3.2 Incidental Registration.
          (a) Whenever the Company proposes to file a Registration Statement, including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements pursuant to Section 3.1 and relating to employee benefit plans or with respect to corporate reorganizations, at any time and from time to time, it will, at least thirty (30) days prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable efforts to cause all Registrable Shares that the Company has been requested by such Shareholder or Shareholders to register or to be registered under the

Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation to any Shareholder.
          (b) In connection with any registration under this Section 3.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the good faith opinion of the underwriter(s), jeopardize the success of such offering. If, in the reasonable opinion of the managing underwriter(s), the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, that the managing underwriter(s) in good faith believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of Equity Shares that the holders of Registrable Shares have requested to be included, the Shareholders holding Registrable Shares who have requested registration shall participate in the registration pro rata based upon their total ownership of Registrable Shares. If any holder would thus be entitled to include more Equity Shares than such holder requested to be registered, the excess shall be allocated among the other requesting holders on a pro rata basis based upon the number of Registrable Shares requested by each such holder to be included in the registration.
     3.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use all commercially reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:
          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use all commercially reasonable efforts to cause that Registration Statement to become and remain effective for the earlier of one hundred and twenty (120) days or until the completion of the distribution;
          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of the sale of all Registrable Shares covered thereby or 90 days after the effective date thereof;
          (c) as expeditiously as possible furnish to each selling Shareholder such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder;
          (d) as expeditiously as possible use all commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the applicable securities or Blue Sky laws of such states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Shareholder provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;
          (e) notify each selling Shareholder of such Registrable Shares at any time when a Registration Statement related thereto becomes effective under the Securities Act, of the happening of any event as a result of which, or in the event the Company becomes aware that, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (f) cause all such Registrable Shares to be listed on the NASDAQ or such other stock exchange on which the Equity Shares are then listed;
          (g) if required by the underwriters, in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter(s) of such offering. Each Shareholder participating in such underwritten offering shall also enter into and perform its obligations under such an agreement; and
          (h) in the event of any underwritten offering, furnish, at the request of the managing underwriter(s), on the date that such Registrable Shares are delivered to the underwriters for sale: (i) an opinion, dated as of such date, from the counsel representing the Company for the purpose of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the managing underwriter(s), addressed to the underwriters; and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the managing underwriter(s), addressed to the underwriters.
     If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act or because the prospectus contains a material misstatement or omission, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.
     3.4 Allocation of Expenses. The Company will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, however, that if a registration under Section 3.1 is withdrawn at the request of the Shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Shareholders after the date on which such registration was requested) and if the requesting Shareholders elect not to have such registration counted as a registration requested under Section 3.1, the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, road show expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one (1) special counsel selected by the selling Shareholders to represent the selling Shareholders, state Blue Sky fees and expenses (if any), fees and expenses of the Company’s independent auditors, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Shareholders’ own counsel (other than the counsel selected to represent all selling Shareholders).
     3.5 Indemnification with respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Section 3:
          (a) the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; and
          (b) (i) to the extent permitted by Applicable Law, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will reimburse each such seller, underwriter and controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.5(b)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information concerning a Shareholder furnished by such Shareholder expressly for use in connection with such registration by any such Shareholder, controlling person or other aforementioned person;
     (ii) to the extent permitted by law, each selling Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, any other Shareholder selling securities in such Registration Statement and any controlling person of any such other Shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information concerning such Shareholder furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will reimburse any person intended to be indemnified pursuant to this subsection 3.5(b)(ii) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.5(b)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 3.5(b)(ii) exceed the net proceeds from the offering received by such Shareholder;
     (iii) notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and
     (iv) the obligations of the Company and Shareholders under this Section 3.5 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 3 and otherwise.
     3.6 Information by Shareholder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
     3.7 Limitations on Subsequent Registration Rights. From and after the Effective Date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any Equity Shares that would allow such holder or prospective holder (a) to include such Equity Shares in any Registration Statement filed pursuant to Section 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such Equity Shares in any such registration only to the extent that the inclusion of such Equity Shares will not reduce the amount of Registrable Shares of the Shareholders that are to be included in such registration; (b) to demand registration of their securities; or (c) to cause the Company to include such Equity Shares in any Registration Statement filed pursuant to Section 3 hereof on a basis more favorable to such holder or prospective holder than is provided to the Shareholders hereunder.
SECTION IV
MISCELLANEOUS
     4.1 Arbitration.
          (a) The Parties agree that in the event of any disputes, differences, controversies and questions directly or indirectly arising at any time under, out of, in connection with or in relation to this Agreement (or the subject matter of this Agreement) including, without limitation, all disputes, differences, controversies and questions relating to the validity, interpretation, construction, performance and enforcement of any provision of this Agreement (“Dispute”), the Parties shall attempt to resolve the Dispute through good faith consultation and such consultation shall begin promptly after one Party has given to the other Parties a written request for such consultation.
          (b) In the event of such consultation does not result in a resolution of such Dispute, then within a period of thirty (30) days of the same being referred to consultation any Party may refer such Dispute to final and binding arbitration. Such arbitration shall be governed by the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) and shall be held in the State of New York. All proceedings of such arbitration shall be in the English language. Courts located in the State of New York shall be vested with non-exclusive jurisdiction with respect to matters ancillary to the arbitral process, including, in particular, proceedings to compel or otherwise in support of the arbitral process and the Parties expressly submit to the jurisdiction of such courts. The Parties to this Agreement specifically agree that no proceedings shall be brought in any court or administrative tribunal for the purpose of seeking to stay, enjoin, or otherwise interfere with the consultation or arbitral processes hereunder, including any court or administrative tribunal located within India or Mauritius or the United States. Judgment upon the arbitration award may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.
          (c) The Parties agree that the arbitral panel shall comprise of a panel of three arbitrators, one arbitrator to be appointed by the Party or Parties bringing the claim, one arbitrator to be appointed by the respondents named, and the third arbitrator to be appointed by the first two arbitrators, all in accordance with the UNCITRAL Rules. In the event that any appointments are not made as specified herein within 14 (fourteen) days of notification by either party of a Dispute, such appointments shall be made in accordance with the UNCITRAL Rules.
          (d) Arbitration awards rendered shall be final and binding and shall not be subject to any form of appeal. The losing party(ies), as determined by the arbitrators, shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing party(ies), as determined by the arbitrators, in connection with any Dispute unless the arbitrators direct otherwise.

     4.2 Further Assurances. The Parties shall, with reasonable diligence, do all such acts and things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.
     4.3 Benefit of the Agreement. This Agreement shall enure to the benefit of and be binding upon successors and permitted assigns of the Parties hereto.
     4.4 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and cancels and supersedes any prior understandings and agreements between the Parties with respect to such subject matter.
     4.5 Amendments and Waivers. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and Shareholders holding not less than sixty six and two-thirds percent (66 2/3%) of the Registrable Shares (including in all cases, Mr. Deep Kalra, for so long as Mr. Deep Kalra owns at least five percent (5%) of the Equity Shares), provided, however, that the written consent of a holder of Registrable Shares must be obtained for any amendment to this Agreement which materially and adversely affects the rights of such holder but does not similarly materially and adversely affect the rights of other holders of Registrable Shares. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.
     4.6 Assignment. This Agreement and the rights, obligations and duties hereunder shall inure to the benefit of the Parties hereto and to their respective successors. Notwithstanding anything contained herein, no Party hereto shall assign this Agreement or any rights and obligations hereunder to any Person without the prior written consent of the other Parties hereto; provided, however, that each Shareholder may, at any time assign all of its rights and/or obligations hereunder to any Person, provided that (a) such Person is not a Competitor at the time of such assignment, (b) at the time of such assignment, such Person does not hold an equity interest in a Competitor that represents 10% or more of the paid-up share capital of such Competitor, and (c) the assigning Shareholder has provided reasonable prior notice of such assignment to the Company and caused such assignee to agree in writing to be bound by the provisions of this Agreement as if it were a party hereto.
     4.7 Termination.
          Subject to Section II, this Agreement shall terminate upon:
          (a) the written agreement of the Parties;
          (b) the dissolution, liquidation or winding up of the Company;
          (c) on the date as of which all the Registrable Shares have been sold pursuant to any registration hereunder or when all Ordinary Shares cease to be Registrable Shares as defined herein; and/or

          (d) with respect to any Party when such Party ceases to hold any Registrable Shares.
     4.8 Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part of such provision and the remaining part of such provision and all other provisions of this Agreement shall continue to be in full force and effect.
     4.9 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, without proving damages, in addition to any other remedy to which they may be entitled.
     4.10 No Partnership; No Third Party Rights.
          (a) The Parties hereto agree that nothing in this Agreement shall be deemed to create a partnership, agency or any other relationship between them, except as otherwise expressly stated herein.
          (b) Nothing herein expressed or implied is intended, nor shall it be construed, to confer upon or give to any third party any rights or remedies under or by reason of this Agreement.
     4.11 Notices. Any notice, claim or demand in connection with this Agreement shall be in writing in English (a “Notice”) and shall be sufficiently given upon personal delivery, or upon confirmed receipt if sent by post, upon confirmed transmission by facsimile or electronic mail, or upon confirmed delivery by overnight commercial courier service, to the addresses below (or at such other address as a Party may designate by seven (7) days’ advance written notice to the other Parties):
(a)	If to SAIF, to:

SB Asia Infrastructure Fund, Two Palo Alto Square, Suite 5000, 3000 El Camino Road, Palo Alto, CA 94306, USA Telephone No.: +650 319 2763 Facsimile No.: +415 276 3185 Attention: Mr. Ravi Adusumalli

Copy to:
SAIF Advisors Ltd. Suites 2115-2118, Two Pacific Place 88 Queensway, Hong Kong Attention: Mr. Brandon Lin Telephone No: +852 2918 2206 Facsimile No: +852 2234 9116

Attention: Mr. Jason So Telephone No.: +852 2918 2205 Facsimile No.: +852 2234 9116

(b)	If to Travogue, to:
C 210, Second Floor, Sarvodaya Enclave, New Delhi, 110 017, India Attention: Deep Kalra Telephone No: +91 124 4056581

(c)	If to the Founders, to:

J-6/11A, DLF Phase II, Gurgaon, Haryana, India Attention: Deep Kalra Telephone No: +91-11-26566867 Facsimile No: +91-11-265231471

(d)	If to the Company, to:

Rogers House, 5 President John Kennedy Street, Port Louis, Republic of Mauritius Attention: Gyaneshwarnath Gowrea Telephone No: +230-2023000 Facsimile No: +230 212 5265 / +230 208 0572

Copy to:

103, Udyog Vihar, Phase 1 Gurgaon, Haryana 122016, India Attention: Deep Kalra & Rajesh Magow Telephone No: +91 124 4395000 Facsimile No: +91 124 4395001

(e)	If to Helion, to:

Helion Venture Partners LLC

c/o International Management (Mauritius) Ltd Les Cascades Building Edith Cavell Street Port Louis, Mauritius Facsimile: +230 212 9833 For attention of: Heerdaye Jugbandhan

(f)	If to Sierra, to:

Aditya Tim Guleri 2884, Sand Hill Road Suite 100 Menlo Park California, CA 94025 USA

Telephone No.: +1-650-854-1000

(g)	If to Tiger Fund to:

Lee Fixel Scott Shleifer Feroz Dewan Tiger Global Management 101 Park Avenue, 48th Floor New York, NY 10178 USA

Telephone No.: +1-212-984-8800 Fax.: +1-212-557-1701

With a copy to: Gunderson Dettmer 220 W. 42nd Street, Floor 21 New York, NY 10036 USA

Attention: Ward Breeze Telephone No.: +1-212-430-3134 Facsimile No.: +1-877-881-3007
     Any Party hereto may change the foregoing address and telephone and facsimile numbers upon notice to the other parties in accordance with this Section 4.11.
     4.12 Governing Law. This Agreement shall be governed and interpreted by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereunder.
     4.13 Counterparts. This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. A facsimile transmission of the executed signature page of this Agreement by a Party shall constitute due and proper execution of this Agreement by such Party.

     The parties hereto have caused their duly authorized representatives to execute this agreement on the day and year first hereinabove written

SB ASIA INVESTMENT FUND II L.P.
By:	/s/ Andrew Y. Yan
Name : Andrew Y. Yan
Title : Authorized Signatory

TRAVOGUE ELECTRONIC TRAVEL PRIVATE LIMITED
By:	/s/ Deep Kalra
Name : Deep Kalra
Title : Director

MR. DEEP KALRA /s/ Deep Kalra

MR. KEYUR JOSHI /s/ Keyur Joshi

MR. SACHIN BHATIA /s/ Sachin Bhatia

HELION VENTURE PARTNERS LLC
By:	/s/ Dourvesh Kumar Chumun
Name : Dourvesh Kumar Chumun
Title : Director

SIERRA VENTURES VIII-A, L.P.
By:	/s/ Aditya Tim Guleri
Name :
Title :

SIERRA VENTURES VIII-B, L.P.
By:	/s/ Aditya Tim Guleri
Name :
Title :

SIERRA VENTURES ASSOCIATES VIII, LLC
By:	/s/ Aditya Tim Guleri
Name :
Title :

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS IV, L.P.
By:	/s/ Charles P. Coleman
Name :
Title :

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS V, L.P.
By:	/s/ Charles P. Coleman
Name :
Title :

MR. LEE FIXEL /s/ Lee Fixel

MR. FEROZ DEWAN /s/ Feroz Dewan

MR. SCOTT SHLEIFER /s/ Scott Shleifer

MAKEMYTRIP LIMITED
By:	/s/ Deep Kalra
Name : Deep Kalra
Title : Director

SCHEDULE
Yatra.com
Travel Guru.com
ClearTrip.Com
Desiya.com
FlightRaja.com / FlightOrder.com (or their parent company EOS ltd)
FlightRaja.com/Via.com
Arzoo.com
JourneyMart.com
Tripmela.com
Tripper.com
TravelmartIndia.com
Travel Tours / Travel Air
Travelport
Thomas Cook
Cox & Kings / Eezego1.com
Sita/Kuoni / SOTC
TCI
ITH
Raj Travels
Kesari Tours
Orbit Travel & Tours
Eeze Tours Online
Any entity organized in India that is a joint venture of Travelocity, Expedia or Zuji
Any travel search company registered in India using the word “travel” in its metatag and deriving a majority of their revenues from within India.